EXHIBIT 11(a)
                         CONSENT OF INDEPENDENT AUDITORS

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement for the Avalon Fund of Ann Arbor of all references to our firm included in or made a part of this Amendment.


McCurdy & Associates CPA's, Inc.
September 21, 1998